UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): October 18, 2021

ROSE HILL ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40900	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

981 Davis Dr NW, Atlanta, Georgia 30327		30327
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (607) 279 2371

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	ROSEU	Nasdaq Global Market
Class A ordinary shares, par value $0.0001 per share	ROSE	Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	ROSEW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On October 18, 2021, Rose Hill Acquisition Corporation (the “Company”) closed its initial public offering (“IPO”) of 14,375,000 (the “Units”), including 1,875,000 additional Units purchased pursuant to the full exercise of the underwriter’s over-allotment option. Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share, and one-half of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one Class A ordinary share for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $143,750,000.

Simultaneously with the closing of the IPO, the Company completed the private sale of (i) an aggregate of 4,950,000 warrants (the “Sponsor Private Placement Warrants”) to Rose Hill Sponsor LLC at a purchase price of $1.25 per Private Placement Warrant, generating gross proceeds to the Company of $6,187,500, and (ii) an aggregate of 345,000 warrants (the “CCM Private Placement Warrants”) to J.V.B. Financial Group, LLC at a purchase price of $1.25 per Private Placement Warrant, generating gross proceeds to the Company of $431,250.

In addition, simultaneously with the closing of the IPO, the Company completed the private sale of an aggregate of 805,000 warrants (the “UW Private Placement Warrants” and together with the Sponsor Private Placement Warrants and the CCM Private Placement Warrants, the “Private Placement Warrants”) to Cantor at a purchase price of $1.25 per Private Placement Warrant, generating gross proceeds to the Company of $1,006,250.

The net proceeds from the IPO together with certain of the proceeds from the sale of the Private Placement Warrants, $146,625,000 in the aggregate, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes, the funds held in the trust account will not be released from the trust account until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of any Class A ordinary shares included in the Units sold in the IPO (“public shares”) properly submitted in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete its initial business combination within 15 months from the closing of the IPO or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (iii) the redemption of the public shares if the Company is unable to complete an initial business combination within 15 months from the closing of the IPO, subject to applicable law.

An audited balance sheet as of October 18, 2021 reflecting receipt of the proceeds upon closing of the IPO and the sale of the Private Placement Warrants has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following document is filed as an exhibit to this report.

Exhibit No.	Description

99.1	Audited balance sheet, as of October 18, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSE HILL ACQUISITION CORPORATION

Date: October 22, 2021	By:	/s/ Albert Hill IV
	Name:	Albert Hill IV
	Title:	Co-Chief Financial Officer and Director